Exhibit 99.1

Contact:

Joshua T. Brumm
Executive Vice President, Finance
Phone: 408-215-3311

Ramses Erdtmann
Vice President of Investor Relations
Phone: 408-215-3325

Pharmacyclics Reports Fiscal 2013 First Quarter Financial Results and Multiple PCI-32765 Presentations at the 54th American Society of Hematology Annual Meeting

SUNNYVALE, CA, November 5, 2012
Pharmacyclics, Inc. (the “Company”) (Nasdaq: PCYC) today reported financial results and recent developments for its fiscal 2013 first quarter ended September 30, 2012.

Financial Results for First Quarter Ended September 30, 2012

The GAAP (Generally Accepted Accounting Principles) net income for the fiscal quarter ended September 30, 2012 was $75.6 million, or $1.09 and $1.02 per basic and diluted earnings per share, respectively. This compares with a GAAP net loss of $14.5 million, or $0.21 loss per basic and diluted share for the fiscal quarter ended September 30, 2011.

The non-GAAP net income reported for the fiscal quarter ended September 30, 2012 was $78.8 million, or $1.14 and $1.07 income per basic and diluted earnings per share, respectively. This compares with a non-GAAP net loss of $12.4 million, or $0.18 basic and diluted loss per share, for the fiscal quarter ended September 30, 2011. See “Use of Non-GAAP Financial Measures” below for a description of our Non-GAAP measures. Reconciliation between certain GAAP and non-GAAP measures is provided at the end of this press release.

Revenue for the fiscal quarter ended September 30, 2012 was $102.7 million, compared to $37,000 for the fiscal quarter ended September 30, 2011, an increase of approximately $102.7 million. Revenue for the fiscal quarter ended September 30, 2012 consisted primarily of $100 million of license and milestone revenue due to the Company’s achievement of two clinical milestones in connection with the Company’s collaboration and license agreement (the “Agreement”) with Janssen Biotech, Inc. (“Janssen”).

At September 30, 2012, the Company had cash, cash equivalents and marketable securities of $286.1 million, which compares with $203.6 million at June 30, 2012. Total operating expenses excluding share based compensation during the quarter ending September 30, 2012 were $20.8 million compared to $17.8 million during the quarter ending June 30, 2012. The Company also had $8.6 million due from Janssen at September 30, 2012 in connection with the Agreement. Additionally, as announced on October 15, 2012, the Company triggered a $50 million milestone payment obligation from Janssen under the Agreement as a result of the enrollment of a fifth patient in a study of ibrutinib (PCI-32765) in combination with bendamustine and rituximab in patients with relapsed or refractory chronic lymphocytic leukemia. The Company received the $50 million milestone payment from Janssen in October 2012.

To date, the Company has received three milestone payments from Janssen of $50 million each under the Agreement. The Company may receive up to an additional $675 million in development and regulatory milestone payments, however clinical development entails risks and the Company has no assurance as to whether or when the milestone targets might be achieved.

On October 4, 2012, the Company entered into a strategic license agreement with Novo Nordisk A/S. Novo Nordisk acquired the exclusive worldwide rights for the Company's small molecule Factor VIIa inhibitor, PCI-27483, in a restricted disease indication outside of oncology. Novo Nordisk will utilize PCI-27483 as an excipient in a product within Novo Nordisk's biopharmaceutical unit. In connection with entering into this agreement, the Company is entitled to an upfront payment of $5 million which was received in October 2012. In addition, the Company may receive up to $55 million based on the achievement of certain development, regulatory and sales milestones. Upon commercialization, the Company will also receive low single digit tiered royalties on Novo Nordisk net sales of biopharmaceutical formulations utilizing the addition of PCI-27483.

Recent Developments & Highlights

Nine Oral Presentations and Seven Poster Presentations for our BTK Inhibitor Ibrutinib (PCI-32765) and one Oral Presentation and one Poster Presentation for our HDAC Inhibitor Abexinostat (PCI-24781) have been accepted at the American Society of Hematology (ASH) Annual Meeting in Atlanta, GA (December 8-11, 2012).  These abstracts will be published today on the ASH website at www.hematology.org at approximately 10:00 a.m. ET. They are showing overall clinical and pre-clinical progress in many programs to date. Clinical presentations scheduled during the ASH annual meeting in December will provide further updates to these abstracts regarding the efficacy and safety of ibrutinib (PCI-32765), particularly in chronic lymphocytic leukemia/small lymphocytic lymphoma (CLL/SLL) and mantle cell lymphoma.

Early Phase I data in follicular lymphoma and Phase II data in diffuse large b-cell lymphoma (DLBCL) will also be provided at ASH. As the clinical path for DLBCL will continue to evolve further, we expect to provide additional color in the second half of 2013. We are also reporting on a first, small cohort of multiple myeloma (MM) patients. We learned that single agent ibrutinib at 420 mg is tolerable to administer but did not produce defined objective responses (PR, CRs) at this dose. There were, however, several patients that achieved stable disease and minor response. We have expanded the program to understand the drug’s response at higher doses (560 mg and 840 mg) and in combination with dexamethasone at the 560 mg and potentially 840 mg dose. As we obtain further data from these cohorts over the next 12 months, we will assess the clinical outcome of ibrutinib in this patient population. At this time, we do not expect to further evaluate single agent ibrutinib at the 420 mg dose in MM.

Additionally, the investigation of ibrutinib (PCI-32765) for the treatment of patients with CLL/SLL who have relapsed or have refractory disease and have previously received at least one prior therapy was designated as a Fast Track Development Program by the Division of Hematology Products, Office of Hematology and Oncology Products, a department of the FDA.

An update to the ASH published abstracts and progress on our clinical trials will be provided in a conference call following the ASH presentations on December 12, 2012. Until that time, we will adhere to the ASH embargo and not discuss the ASH presentations further in public.

Clinical ASH Presentations for BTK Inhibitor Ibrutinib (PCI-32765)

o	Mantle Cell Lymphoma Oral Presentation

Title: Interim Results of an International, Multicenter, Phase 2 Study of Bruton’s Tyrosine Kinase (BTK) Inhibitor, Ibrutinib (PCI-32765), in Relapsed or Refractory Mantle Cell Lymphoma (MCL):  Durable Efficacy and Tolerability with Longer Follow-up
Session: 624. Lymphoma - Therapy with Biologic Agents, excluding Pre-Clinical Models: Optimizing Current Treatment Strategies
Date/Time: Tuesday, December 11, 2012 Presentation Time:  8:15 AM
Location: Georgia World Congress Center, B405-B407
Presenter: Michael (Luhua) Wang

o	Chronic Lymphocytic Leukemia Oral Presentation

Title: The Btk inhibitor Ibrutinib in combination with rituximab is well tolerated and displays profound activity in high-risk Chronic Lymphocytic Leukemia (CLL) patients
Session: 642. CLL - Therapy, excluding Transplantation: New Targeted Therapies
Date/Time: Sunday, December 9, 2012   Presentation Time:  4:30 PM
Location: Georgia World Congress Center, Thomas Murphy Ballroom 4
Presenter: Jan Burger

o      Chronic Lymphocytic Leukemia/Small Lymphocytic Lymphoma Oral Presentation

Title: The Bruton’s Tyrosine Kinase (BTK) Inhibitor Ibrutinib Promotes High Response Rate, Durable Remissions, and Is Tolerable in Treatment Naïve (TN) and Relapsed or Refractory (RR) CLL or SLL Patients Including Patients with High-Risk (HR) Disease: New and Updated Results of 116 Patients in a Phase Ib/II Study
Session: 642. CLL - Therapy, excluding Transplantation: New Targeted Therapies
Date/Time: Sunday, December 9, 2012  Presentation Time:  5:00 PM
Location: Georgia World Congress Center, Thomas Murphy Ballroom 4
Presenter: John Byrd

o	Diffuse Large B-Cell Lymphoma Oral Presentation

Title: The Bruton's Tyrosine Kinase (BTK) Inhibitor, Ibrutinib, has Preferential Activity in the ABC Subtype of Relapsed/Refractory de Novo Diffuse Large B-cell Lymphoma (DLBCL): Interim Results of a Multicenter, Open-label, Phase 2 Study
Session: 623. Lymphoma - Chemotherapy, excluding Pre-Clinical Models: Aggressive B-Cell Lymphoma
Date/Time: Monday, December 10, 2012   Presentation Time:  4:45 PM
Location: Georgia World Congress Center, Sidney Marcus Auditorium
Presenter: Wyndham Wilson

o	Follicular Lymphoma Oral Presentation

Title: The Bruton’s Tyrosine Inhibitor Ibrutinib (PCI-32765) is Active and Tolerated in Relapsed Follicular Lymphoma
Session: 623. Lymphoma - Chemotherapy, excluding Pre-Clinical Models: Mantle Cell Lymphoma and Follicular Lymphoma
Date/Time: Sunday, December 9, 2012   Presentation Time:  5:45 PM
Location: Georgia World Congress Center, Sidney Marcus Auditorium
Presenter: Nathan Fowler

o	Multiple Myeloma Poster Presentation

Title: Early Changes in Cytokines, Chemokines and Indices of Bone Metabolism in a Phase 2 Study of the Bruton Tyrosine Kinase (Btk) Inhibitor, Ibrutinib (PCI-32765) in Patients with Relapsed or Relapsed/Refractory MM
Session: 653. Myeloma - Therapy, excluding Transplantation: Poster III
Date/Time: Monday, December 10, 2012, 6:00 PM - 8:00 PM
Location: Georgia World Congress Center, Hall B1-B2
Presenter: Ravi Vij

o	Non-Hodgkin’s Lymphoma Poster Presentation

Title: A Phase I Trial of the Bruton’s Tyrosine Kinase (BTK) Inhibitor, Ibrutinib (PCI-32765), in Combination with Rituximab (R) and Bendamustine in Patients with Relapsed/Refractory Non-Hodgkin’s Lymphoma (NHL)
Session: 624. Lymphoma - Therapy with Biologic Agents, excluding Pre-Clinical Models: Poster I
Date/Time: Saturday, December 8, 2012, 5:30 PM - 7:30 PM
Location: Georgia World Congress Center, Hall B1-B2
Presenter: Kristie Blum

o	Chronic Lymphocytic Leukemia Poster Presentation

Title: Rapid Decrease in Overall Tumor Burden On Ibrutinib (PCI-32765) in CLL Despite Transient Increase in ALC Indicates a Significant Degree of Treatment Induced Cell Death
Session: 642. CLL - Therapy, excluding Transplantation: Poster II
Date/Time: Sunday, December 9, 2012, 6:00 PM - 8:00 PM
Location: Georgia World Congress Center, Hall B1-B2
Presenter: Mohammed Farooqui

o	Chronic Lymphocytic Leukemia/Small Lymphocytic Lymphoma Poster Presentation

Title: Ibrutinib rapidly improves platelet counts in chronic lymphocytic leukemia / small lymphocytic lymphoma (CLL/SLL) patients and has minimal effects on platelet aggregation
Session: 642. CLL - Therapy, excluding Transplantation: Poster I
Date/Time: Saturday, December 8, 2012, 5:30 PM - 7:30 PM
Location: Georgia World Congress Center, Hall B1-B2
Presenter: Mohammed Farooqui

Clinical ASH Presentations for HDAC Inhibitor Abexinostat (PCI-24781)

o	Follicular Lymphoma & Mantle Cell Lymphoma Oral Presentation

Title: A Phase II Multicenter Study of the Histone Deacetylase Inhibitor (HDACi) Abexinostat (PCI-24781) in Relapsed/ Refractory Follicular Lymphoma (FL) and Mantle Cell Lymphoma (MCL)
Session: 624. Lymphoma - Therapy with Biologic Agents, excluding Pre-Clinical Models: Novel Agents and Targeted Therapies
Date/Time: Sunday, December 9, 2012   Presentation Time:  12:00 PM
Location: Georgia World Congress Center, Sidney Marcus Auditorium
Presenter:  Andrew Evens

o	Hodgkin’s Lymphoma, non-Hodgkin Lymphoma and Chronic Lymphocytic Leukemia Poster Presentation

Title: Abexinostat (S 78454), an oral Histone Deacetylase (HDAC) Inhibitor in patients with refractory or relapsed Hodgkin’s Lymphoma, non-Hodgkin Lymphoma and Chronic Lymphocytic Leukemia. Results of a Phase I dose-escalation study in 35 patients
Session: 623. Lymphoma - Chemotherapy, excluding Pre-Clinical Models: Poster III
Date/Time: Monday, December 10, 2012, 6:00 PM - 8:00 PM
Location: Georgia World Congress Center, Hall B1-B2
Presenter:  F. Morschhauser

Non-Clinical ASH Presentations

o	Chronic Lymphocytic Leukemia Oral Presentation

Title: In vivo inhibition of BCR activation in high-risk CLL patients on therapy with Bruton’s tyrosine kinase inhibitor Ibrutinib: correlative studies from an ongoing Phase 2 clinical trial
Session: 641. CLL - Biology and Pathophysiology, excluding Therapy: BCR and clone dynamics in mice and men
Date/Time: Sunday, December 9, 2012   Presentation Time:  5:45 PM
Location: Georgia World Congress Center, B211-B212
Presenter:  Julia Hoellenriegel

o	Chronic Lymphocytic Leukemia Oral Presentation
Title: In Vivo Effects of Ibrutinib on BCR Signaling, Tumor Cell Activation and Proliferation in Blood and Tissue-Resident Cells of Chronic Lymphocytic Leukemia Patients
Session: 641. CLL - Biology and Pathophysiology, excluding Therapy: BCR and clone dynamics in mice and men
Date/Time: Session Date:  Sunday, December 9, 2012   Presentation Time:  5:30 PM
Location: Georgia World Congress Center, B211-B212
Presenter: Sarah Herman

o	Chronic Lymphocytic Leukemia Oral Presentation
Title: Global inhibition of Bruton’s Tyrosine Kinase (Btk) Delays the Development and Expansion of Chronic Lymphocytic Leukemia (CLL) in the TCL1 Mouse Model of Disease
Session: 641. CLL - Biology and Pathophysiology, excluding Therapy: BCR and clone dynamics in mice and men
Date/Time: Sunday, December 9, 2012   Presentation Time:  5:00 PM
Location: Georgia World Congress Center, B211-B212
Presenter: Jennifer Woyach

o	Chronic Lymphocytic Leukemia Oral Presentation
Title: Ibrutinib Is an Irreversible Molecular Inhibitor of Interleukin-2 Inducible Kinase: Expanding Therapeutic Potential and Modulating a Th1 Selective Pressure in CD4 T-Cells
Session: 604. Molecular Pharmacology, Drug Resistance: Therapeutic Exploitation of Oncogenic and Metabolic Pathways in Lymphoma and Leukemia
Date/Time: Monday, December 10, 2012   Presentation Time:  6:15 PM
Location: Georgia World Congress Center, B211-B212
Presenter: Jason Dubovsky

o	Hairy Cell Leukemia Poster Presentation
Title: Bruton’s Tyrosine Kinase (BTK) Inhibitor Ibrutinib (PCI-32765) blocks hairy cell leukemia (HCL) survival, proliferation, and BCR signaling: a new therapeutic approach for HCL
Session: 642. CLL - Therapy, excluding Transplantation: Poster I
Date/Time: Saturday, December 8, 2012, 5:30 PM - 7:30 PM
Location: Georgia World Congress Center, Hall B1-B2
Presenter: Mariela Sivina

o	B-cell Acute Lymphoblastic Leukemia Poster Presentation
Title: Activity of Bruton’s Tyrosine Kinase (BTK) Inhibitor Ibrutinib (PCI-32765) in B-cell Acute Lymphoblastic Leukemia (B-ALL)
Session: 612. Acute Lymphoblastic Leukemia - Pathophysiology & Clinical Studies: Poster II
Date/Time: Sunday, December 9, 2012, 6:00 PM - 8:00 PM
Location: Georgia World Congress Center, Hall B1-B2
Presenter: Ekaterina Kim

o	Chronic Lymphocytic Leukemia Poster Presentation
Title: BTK Inhibition Targets In Vivo CLL Proliferation Through Its Effects On B-Cell Receptor Signaling Activity
Session: 642. CLL - Therapy, excluding Transplantation: Poster II
Date/Time: Sunday, December 9, 2012, 6:00 PM - 8:00 PM
Location: Georgia World Congress Center, Hall B1-B2
Presenter: Y Lynn Wang

Conference Call and further Corporate Updates

The Company will host a conference call and webcast on Wednesday, December 12, 2012, to provide an overview of the data presented at the ASH Annual Meeting and give a corporate update discussing future clinical development plans.

 During the next open trading window which commences on November 7, 2012, we expect that certain employees may exercise options they hold, and sell the shares immediately following the exercise. Our CEO and Chairman, Robert W. Duggan, has advised us that he does not anticipate selling any of his shares at the present time.

Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including operating expenses and other expenses adjusted to exclude certain non-cash expenses. These measures are not in accordance with, or an alternative to generally accepted accounting principles, or GAAP, and may be different from non-GAAP financial measures used by other companies. The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in this press release are employee related non-cash expenses. The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of our ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. To the extent this release contains historical non-GAAP financial measures, the Company has also provided corresponding GAAP financial measures for comparative purposes. Reconciliation between certain GAAP and non-GAAP measures is provided below.

About Pharmacyclics

Pharmacyclics® is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of cancer and immune mediated diseases. Our mission and goal is to build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life and resolve serious unmet medial healthcare needs; and to identify promising product candidates based on scientific development expertise, develop our products in a rapid, cost-efficient manner and pursue commercialization and/or development partners when and where appropriate.

Presently, Pharmacyclics has three product candidates in clinical development and several preclinical molecules in lead optimization. The Company is committed to high standards of ethics, scientific rigor, and operational efficiency as it moves each of these programs to viable commercialization.

The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.

NOTE: This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, among others, relating to our future capital requirements and the sufficiency of our current assets to meet these requirements, our future results of operations, our expectations for and timing of ongoing or future clinical trials and regulatory approvals for any of our product candidates, and our plans, objectives, expectations and intentions. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from those projected in, or implied by, these forward-looking statements. Factors that may cause such a difference include, without limitation, our need for substantial additional financing and the availability and terms of any such financing, the safety and/or efficacy results of clinical trials of our product candidates, our failure to obtain regulatory approvals or comply with ongoing governmental regulation, our ability to commercialize, manufacture and achieve market acceptance of any of our product candidates, for which we rely heavily on collaboration with third parties, and our ability to protect and enforce our intellectual property rights and to operate without infringing upon the proprietary rights of third parties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements and no assurance can be given that the actual results will be consistent with these forward-looking statements. For more information about the risks and uncertainties that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

Pharmacyclics, Inc.
Condensed Consolidated Balance Sheets
(unaudited; in thousands)

	September 30, 2012	June 30, 2012
ASSETS

Cash and cash equivalents	$276,187	$197,896
Marketable securities	9,916	5,711
Other current assets	11,406	9,788
Total current assets	297,509	213,395
Property and equipment, net	4,975	3,842
Other assets	2,074	1,883
Total assets	$304,558	$219,120

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deferred revenue – current portion	$7,978	$8,054
Other current liabilities	17,844	10,932
Total current liabilities	25,822	18,986
Deferred revenue – non-current portion	64,804	67,324
Deferred rent	765	687
Total liabilities	91,391	86,997
Stockholders’ equity	213,167	132,123
Total liabilities and stockholders’ equity	$304,558	$219,120

Pharmacyclics, Inc.
Condensed Consolidated Statements of Operations
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,
	2012	2011
Revenue:
License and milestone revenue	$$100,000		$-
Collaboration services revenue	2,695		37
Total revenue	102,695		37
Operating expenses*:
Research and development	19,072		11,248
General and administrative	4,868		3,350
Total operating expenses	23,940		14,598
Income (loss) from operations	78,755		(14,561)
Interest and other income, net	52		23
Income (loss) before income taxes	78,807		(14,538)
Income tax (provision) benefit	(3,201)		-
Net income (loss)	$$75,606	$	$(14,538)

Net income (loss) per share:
Basic	$$1.09	$	$(0.21)
Diluted	$$1.02	$	$(0.21)
Weighted average shares used to compute net income (loss) per share:
Basic	69,512		68,323
Diluted	74,456		68,323

* Includes share-based compensation as follows:

Research and development	$$2,590	$1,538
General and administrative	576	626
Total	$$3,166	$2,164

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,
	2012	2011

GAAP net income (loss)	$75,606	$(14,538)
Adjustments:
Research & development share-based compensation(2)	2,590	1,538
General & administrative share-based compensation(2)	576	626
	3,166	2,164
Non-GAAP net income (loss)	$78,772	$(12,374)

GAAP net income (loss) per share – basic	$1.09	$(0.21)
Share-based compensation expense	0.04	0.03
Non-GAAP net income (loss) per share – basic	$1.13	$(0.18)
GAAP net income (loss) per share – diluted	$1.02	$(0.21)
Share-based compensation expense	0.04	0.03
Non-GAAP net income (loss) per share – diluted	$1.06	$(0.18)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP.

(2) All share-based compensation was excluded for the non-GAAP analysis.